UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IFTH ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IFTH ACQUISITION CORP.
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Supplement to
Proxy Statement for the Annual Meeting of Stockholders
to be Held Monday, March 16, 2009

Dear Stockholder:

This Supplement corrects the number of outstanding shares set forth in the “Record Date and Share Ownership” section on the page preceding the Table of Contents for the Proxy Statement, related to our 2009 Annual Meeting. As of the close of business on the record date, February 5, 2009, there were 8,346,398 shares of common stock outstanding and entitled to vote at the 2009 Annual Meeting. The number of outstanding shares, as of January 27, 2009, set forth in the “Security Ownership of Certain Beneficial Owners and Management” section on page 6 of the Proxy Statement remains correct.

By Order of the Board of Directors,

William J. Caragol
Chief Executive Officer, President and Acting Chief Financial Officer
Dated: February 19, 2009